Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: October 29, 2014

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended September 30, 2014 of $1.6 million, an increase of $0.1 million, or 8%, compared to the 2013 third quarter.  Earnings improvement occurred by expanding net interest income by 7%, while the decline in other income and incurring higher operating expenses was partially offset by the decline in provision for loan losses compared to the previous year’s third quarter.  Net interest income progress was derived from the Company’s successful growth over the past year; with a $35 million growth in quarterly average earning assets funded by a $30 million increase in average deposit balances, plus a $10 million average balance progression of shareholder’s equity.  Earnings per share on a diluted basis for the quarters were $0.67 and $0.64 for the three months ended September 30, 2014 and 2013, respectively.  The return on average assets was 0.98% and 0.96% with the return on average equity of 9.17% and 9.85% for the three months ended September 30, 2014 and 2013, each respectively.

“We are very pleased with the third quarter financial results and the continued improvement in the Company’s performance,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “The strong results are reflective of the Fidelity Banker's commitment to delivering value in customer-centric manner.  We added customers, increased deposits and loans, while effectively managing expenses and balance sheet risks.”

Net income for the nine months ended September 30, 2014 was $4.7 million, an increase of $0.3 million, or 7%, compared to net income of $4.4 million for the same 2013 period. The year-to-date period earnings improvement occurred from producing 4% more net interest income, with the halved provision for loan losses more than offset the decline in other income, while other expenses nominally increased 2% compared to the prior year-to-date period.  The return on average assets was 0.97% and 0.96% with a return on average equity of 9.15% and 9.78%, each respectively, for the nine months ended September 30, 2014 and 2013.  Earnings per share on a diluted basis were $1.95 and $1.88 for the nine months ended September 30, 2014 and 2013, respectively.

The Company’s assets grew $50.1 million, or 8%, to total $673.9 million at September 30, 2014 from $623.8 million at December 31, 2013.  Asset growth resulted primarily from a $23.8 million growth in the loans and leases, net, the $17.2 million added investment securities and a $6.5 million increase in cash and cash equivalent balances.  The asset growth was funded by the $30.1 million increase in interest-bearing deposit balances, $12.0 million increase in non-interest-bearing deposits, along with generating $5.0 million more in total shareholders’ equity, during the first nine months of 2014.

Net interest income increased $0.4 million, or 7%, to $5.6 million for the quarter ended September 30, 2014 compared to the same quarter of 2013.  The 5 basis points in interest cost reductions, primarily from lowering rates on certificate of deposit accounts, enhanced the spread 4 basis points, while loan yields declined and investment yields increased, in combination had reduced yield on average earning assets by a single basis point.  However, the $34.6 million increase on average earning assets was what increased net interest income by $0.4 million in the third quarter of 2014 compared to the same year ago quarter.  This asset growth at similar overall earning yield with rates declining on costing liabilities boosted the net interest margin up 4 basis points to 3.78% for the third quarter of 2014 compared to 3.74% for the same 2013 period.

Net interest income increased $0.7 million, or 4%, to $16.3 million for the nine months ended September 30, 2014 from $15.6 million recorded during the same period of 2013.  Net interest margin was 3.79% during the first nine months of 2014 compared to 3.81% during the first nine months of 2013, down primarily from the $30.8 million increase in average earning assets producing 7 basis point lower yields on earning assets that was partially offset by 6 basis point rate reductions on interest-bearing liabilities.

The provision for loan losses was $0.2 million and $0.5 million for the third quarters ended September 30, 2014 and 2013, respectively.  Provision for loan losses was $0.8 million for the nine months ended September 30, 2014, as compared to $1.6 million for the same 2013 period.  Although provision for loan losses was required on loan growth each period, overall the provision was halved during 2014 from improvement in loan credit quality and fewer remaining non-performing assets.  The allowance for loan losses was sustained at 1.84% of total loans at September 30, 2014, up from 1.81% at September 30, 2013, because of the uncertain persistent economic effect in the marketplace afflicting potential loan portfolio performance.

Total other income recorded for the quarter ended September 30, 2014 was $1.7 million compared with $1.9 million for the same quarter in 2013.   The decrease in other income was primarily due to the $138 thousand investment gains recovered in the third quarter of 2013 and fewer sales of loans during 2014 producing $104 thousand less in gains on loans sold compared to the same prior year quarter.  Other income fee based items that produced $82 thousand additional revenue were from $35 more rental income, $22 thousand more fees from mortgage servicing, $17 increased trust fiduciary fees, plus the $14 thousand added interchange fees for the quarter ended September 30, 2014, compared to the same 2013 period.

Total other income for the nine months ended September 30, 2014 was $5.3 million compared to $6.0 million for the same period in 2013.  The decrease in other income was primarily due to the $745 thousand reduction in total gains recognized from the sale of loans with $131 thousand less loan service charge activities and $83 thousand fewer deposit service charges.  These reductions were partially offset by the net improvement from $239 thousand added revenue from $94 thousand more rental income, $89 thousand more net mortgage servicing fees and $71 thousand additional interchange fees for the nine months ended September 30, 2014 compared to the same 2013 period.

Total other operating expenses were $4.9 million, a $0.3 million, or 6%, increase for the quarter ended September 30, 2014 when compared to the same quarter in 2013.  The increase in other expenses resulted from $212 thousand increase in salary and benefits, $147 thousand additional other real estate owned expenses and $91 thousand more professional fees, partially offset by $111 thousand lower advertising and marketing expenses, $24 thousand fewer loan collection costs, $20 thousand less FDIC assessment expense, and $18 thousand fewer automated transaction processing costs, when comparing the third quarter of 2014 to 2013.

Total other operating expenses increased $0.3 million, or 2%, to $14.4 million for the nine months ended September 30, 2014 from $14.1 million in the same 2013 period. The other expense increase resulted primarily from $279 thousand growth in salary and benefits expense, $153 thousand added professional fees incurred, $124 thousand added premises and equipment costs and $47 thousand more automated transaction processing costs, partially offset by $270 thousand lower collection expenses and $176 thousand less advertising and marketing expenses.  The other operating expenses also increased from fewer numbers of loans booked, from refinancing activity that capitalized $166 thousand more loan origination costs in the 2013 year-to-date period than in the same 2014 period.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations, including wealth management assistance through providing fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	the adequacy of the allowance for loan losses;
•	impacts of the new capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
•	the effect of changes in accounting policies and practices, as may be adopted by banking regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatility in the securities markets;
•	disruptions due to flooding, severe weather, or other natural disasters or Acts of God;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.
•

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	September 30, 2014	December 31, 2013
Assets
Total cash and cash equivalents	$19,685	$13,218
Investment securities	114,425	97,423
Federal Home Loan Bank Stock	2,282	2,640
Loans and leases	503,453	479,061
Allowance for loan losses	(9,277)	(8,928)
Premises and equipment, net	14,590	13,602
Life insurance cash surrender value	10,654	10,402
Other assets	18,073	16,407

Total assets	$673,885	$623,825

Liabilities
Non-interest-bearing deposits	$134,943	$122,919
Interest-bearing deposits	436,925	406,779
Total deposits	571,868	529,698
Short-term borrowings	11,225	8,642
Long-term debt	16,000	16,000
Other liabilities	3,734	3,425
Total liabilities	602,827	557,765

Shareholders' equity	71,058	66,060

Total liabilities and shareholders' equity	$673,885	$623,825

Average Year-To-Date Balances:	September 30, 2014	December 31, 2013
Assets
Total cash and cash equivalents	$19,986	$19,703
Investment securities	106,885	103,563
Loans and leases, net	481,688	452,898
Premises and equipment, net	14,181	13,852
Other assets	27,632	28,756

Total assets	$650,372	$618,772

Liabilities
Non-interest-bearing deposits	$129,348	$126,149
Interest-bearing deposits	416,717	396,411
Total deposits	546,065	522,560
Short-term borrowings and long-term debt	31,485	31,524
Other liabilities	3,943	3,803
Total liabilities	581,493	557,887

Shareholders' equity	68,879	60,885

Total liabilities and shareholders' equity	$650,372	$618,772

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

.

	Three Months Ended		Nine Months Ended
	Sep. 30, 2014	Sep. 30, 2013	Sep. 30, 2014	Sep. 30, 2013
Interest income
Loans and leases	$5,656	$5,455	$16,588	$16,380
Securities and other	639	499	1,854	1,454

Total interest income	6,295	5,954	18,442	17,834

Interest expense
Deposits	507	525	1,495	1,551
Borrowings and debt	223	223	663	664

Total interest expense	730	748	2,158	2,215

Net interest income	5,565	5,206	16,284	15,619

Provision for loan losses	(210)	(450)	(810)	(1,600)
Other income	1,748	1,908	5,307	6,027
Other expenses	(4,910)	(4,644)	(14,456)	(14,131)
Provision for income taxes	(562)	(515)	(1,611)	(1,503)
Net income	$1,631	$1,505	$4,714	$4,412

	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Interest income
Loans and leases	$5,656	$5,524	$5,407	$5,438	$5,455
Securities and other	639	621	595	581	499

Total interest income	6,295	6,145	6,002	6,019	5,954

Interest expense
Deposits	507	498	489	530	525
Borrowings and debt	223	223	218	223	223

Total interest expense	730	721	707	753	748

Net interest income	5,565	5,424	5,295	5,266	5,206

Provision for loan losses	(210)	(300)	(300)	(950)	(450)
Other income	1,748	1,821	1,738	4,514	1,908
Other expenses	(4,910)	(4,761)	(4,785)	(4,989)	(4,644)
Provision for income taxes	(562)	(557)	(492)	(1,131)	(515)
Net income	$1,631	$1,627	$1,456	$2,710	$1,505

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Assets
Total cash and cash equivalents	$19,685	$14,439	$32,099	$13,218	$35,885
Investment securities	114,425	102,699	102,213	97,423	103,111
Federal Home Loan Bank Stock	2,282	2,954	2,176	2,640	2,160
Loans and leases	503,453	497,133	484,015	479,061	464,008
Allowance for loan losses	(9,277)	(9,029)	(8,899)	(8,928)	(8,405)
Premises and equipment, net	14,590	14,341	14,410	13,602	13,709
Life insurance cash surrender value	10,654	10,569	10,485	10,402	10,316
Other assets	18,073	17,200	17,930	16,407	19,510

Total assets	$673,885	$650,306	$654,429	$623,825	$640,294

Liabilities
Non-interest-bearing deposits	$134,943	$126,008	$132,096	$122,919	$134,114
Interest-bearing deposits	436,925	412,495	422,670	406,779	410,716
Total deposits	571,868	538,503	554,766	529,698	544,830
Short-term borrowings	11,225	21,872	12,327	8,642	14,197
Long-term debt	16,000	16,000	16,000	16,000	16,000
Other liabilities	3,734	4,005	3,487	3,425	3,471
Total liabilities	602,827	580,380	586,580	557,765	578,498

Shareholders' equity	71,058	69,926	67,849	66,060	61,796

Total liabilities and shareholders' equity	$673,885	$650,306	$654,429	$623,825	$640,294

Average Quarterly Balances:	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Assets
Total cash and cash equivalents	$15,766	$19,461	$24,831	$17,177	$18,296
Investment securities	111,335	106,034	103,197	104,729	102,617
Loans and leases, net	490,712	482,406	471,738	462,528	456,479
Premises and equipment, net	14,432	14,428	13,674	13,692	13,841
Other assets	28,142	27,098	27,651	29,173	29,622

Total assets	$660,387	$649,427	$641,091	$627,299	$620,855

Liabilities
Non-interest-bearing deposits	$131,201	$129,069	$127,736	$126,200	$124,794
Interest-bearing deposits	424,256	415,555	410,185	404,633	400,305
Total deposits	555,457	544,624	537,921	530,833	525,099
Short-term borrowings and long-term debt	30,071	31,907	32,503	30,058	31,263
Other liabilities	4,285	3,942	3,595	3,848	3,892
Total liabilities	589,813	580,473	574,019	564,739	560,254

Shareholders' equity	70,574	68,954	67,072	62,560	60,601

Total liabilities and shareholders' equity	$660,387	$649,427	$641,091	$627,299	$620,855

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Selected returns and financial ratios
Basic earnings per share	$0.68	$0.67	$0.61	$1.15	$0.64
Diluted earnings per share	$0.67	0.67	$0.61	$1.14	$0.64
Dividends per share	$0.25	$0.25	$0.25	$0.35	$0.25
Yield on interest-earning assets (FTE)	4.25%	4.27%	4.27%	4.27%	4.26%
Cost of interest-bearing liabilities	0.64%	0.65%	0.65%	0.69%	0.69%
Net interest spread	3.61%	3.62%	3.62%	3.58%	3.57%
Net interest margin	3.78%	3.79%	3.79%	3.76%	3.74%
Return on average assets	0.98%	1.01%	0.92%	1.71%	0.96%
Return on average equity	9.17%	9.47%	8.80%	17.19%	9.85%
Efficiency ratio	64.92%	64.68%	67.89%	67.48%	64.51%
Expense ratio	1.90%	1.87%	2.06%	2.02%	1.83%

	Nine Months Ended
	Sep. 30, 2014	Sep. 30, 2013
Basic earnings per share	$1.96	$1.88
Diluted earnings per share	$1.95	$1.88
Dividends per share	$0.75	$0.75
Yield on interest-earning assets (FTE)	4.26%	4.33%
Cost of interest-bearing liabilities	0.64%	0.70%
Net interest spread	3.62%	3.63%
Net interest margin	3.79%	3.81%
Return on average assets	0.97%	0.96%
Return on average equity	9.15%	9.78%
Efficiency ratio	65.71%	64.18%
Expense ratio	1.94%	1.81%

Other financial data	Three Months Ended
	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013
Book value per share	$29.37	$28.90	$28.13	$27.62	$26.06
Equity to assets	10.54%	10.75%	10.37%	10.59%	9.65%
Allowance for loan losses to:
Total loans	1.84%	1.82%	1.84%	1.86%	1.81%
Non-accrual loans	2.07x	2.22x	2.40x	1.58x	1.37x
Non-accrual loans to total loans	0.89%	0.82%	0.77%	1.18%	1.32%
Non-performing assets to total assets	1.09%	1.08%	1.07%	1.44%	1.82%